Exhibit 10.4

SUSTAINABLE OILS LICENSE AGREEMENT

This Sustainable Oils License Agreement (“Agreement”) is entered into effective as of April 9, 2024 (the “Effective Date”) by Sustainable Oils, Inc., a Delaware corporation (“SusOils”), with offices at 4401 Innovation Street, Great Falls, MT 59404, and Bakersfield Renewable Fuels, LLC, a Delaware limited liability company (the “ProjectCo”), with offices at 6451 Rosedale Hwy, Bakersfield, CA 93308. Each of SusOils and ProjectCo are referred to individually as a “Party” and collectively they are referred to as the “Parties.”

RECITALS

A.SusOils currently owns three issued patents on three varieties of Camelina sativa that are suitable of commercial production in low-input agricultural areas in the U.S. The patented varieties of Camelina provide high and stable yields of seeds that can be used as feedstocks for the production of renewable fuel.

B.Camelina oil has been approved by the U.S. Environmental Protection Agency as an advanced biofuels feedstock under national renewable fuel standards, and SusOils was issued the first-of-its-kind Low Carbon Fuel Standard (“LCFS”) feedstock pathway through California's Air Resources Board.

C.ProjectCo owns an existing oil refinery in Bakersfield, California, that is being converted into a renewable fuels facility (the “Bakersfield Facility”). The converted Bakersfield Refinery intends to use Camelina as one of its feedstocks for producing biofuels.

D.ProjectCo is party to that certain Credit Agreement, dated as of May 4, 2020 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among BKRF OCB, LLC (“BKRF”), the owner of ProjectCo, BKRF OCP, LLC, the ProjectCo, the banks and other financial institutions and entities from time to time party thereto as lenders (the “Lenders”), Orion Energy Partners TP Agent, LLC, as administrative agent and as collateral agent.

E.SusOils needs additional capital to remain operational and to develop and procure Camelina for use as feedstock for the production of renewable fuel at the Bakersfield Refinery.

F.Global Clean Energy Holdings, Inc. (“GCEH”), as the owner of SusOils, has engaged advisors to help source additional capital for SusOils. Such advisors have advised GCEH that given GCEH’s financial position and capital structure, the Lenders under the Credit Agreement present the most likely, and potentially only, source of immediate funding for SusOils.

G.In connection with such funding needs, BKRF has requested (a) the lenders under the Credit Agreement extend additional loans to BKRF under the Credit Agreement in order to fund SusOils (i) pursuant to that certain Amended and Restated Secured Promissory Note, dated as of the date hereof, by SusOils in favor of BKRF (the “Note”; capitalized terms used herein and not otherwise defined herein, shall have the meaning given to such terms in the Note) and (ii) pursuant to this Agreement and (b) the lenders under the Credit Agreement to permit a distribution from BKRF to Global Clean Energy Holdings, Inc. for purposes of contributing such amounts down to SusOils (such funding transactions, the “Funding Transactions”).

H.In connection with its renewable fuels operations and in support of such funding needs of SusOils, ProjectCo desires to receive the non-exclusive licenses and rights from SusOils as set out herein (which include the right to have grown SusOils Camelina and to process, refine, produce, market and sell in North America Camelina oil biofuels that are derived from SusOils’s patented varieties of Camelina).

I.SusOils plans to continue its research and development of additional and improved varieties of Camelina, which new varieties (and any patents granted thereon) will also be licensed to ProjectCo subject to the terms and conditions of this Agreement.

J.As a condition to the Funding Transactions, and as partial consideration for the funding granted to SusOils pursuant to the Funding Transactions and the payment contemplated herein, SusOils has agreed to grant the licenses and rights set out herein.

AGREEMENT

NOW, THEREFORE, in consideration for the mutual covenants and promises contained in this Agreement, the Parties agree as follows:

1.    Definitions. Unless the context indicates otherwise, as used in this Agreement, the following terms have the meanings indicated below:

“Affiliate” of either Party shall mean and refer to any entity that controls, or is controlled by, or is under common control with, such Party. For the purposes of this definition, “control” shall mean the possession, direct or indirect, of the power to cause the direction of the management and policies of a legal entity, whether through ownership of more than fifty percent (50%) or more of the voting securities of such legal entity, by contract or otherwise.

“Confidential Information” shall mean any confidential, or non-public information, including without limitation, any trade secrets or other non-public intellectual property, and any other confidential or non-public research and development, data, Know-How and business information of any kind whatsoever, and all tangible and intangible embodiments thereof, disclosed by or on behalf of SusOils or its Affiliates to ProjectCo or its Affiliates, or by or on behalf of ProjectCo or its Affiliates to SusOils or its Affiliates, and that the disclosing Party discloses in strict confidence and that a reasonable person would consider to be confidential (whether or not designated or marked as confidential). Confidential Information which is orally or visually disclosed to the receiving party shall constitute Confidential Information if (x) it would be apparent to a reasonable person, familiar with the disclosing party’s business and the industry in which it operates, that such information is of a confidential nature the maintenance of which is important to the disclosing party, or (y) the disclosing party, within thirty (30) days after such disclosure, delivers to the receiving party a written document or documents describing such information and referencing the place and date of such oral or visual disclosure.

“Facility” means the Bakersfield Facility and any other facility that produces, or desires to produce, biofuels using SusOils Camelina.

“Know-How” means all trade secrets, techniques, data, content and other know-how and information of a technical, scientific, business or other nature, including improvements and developments, inventions (patentable or otherwise), methods, processes, protocols, specifications, procedures, schematics, blueprints, databases, plans, flow charts, drawings, formulae, formulations, models, methodologies, discoveries, strategies, ideas, concepts, designs, software and all other scientific, marketing, financial and commercial information or data, and other confidential and proprietary information (whether or not embodied in any tangible form).

“Patent Rights” means (i) any patent now or hereafter owned by or issued to SusOils, including, but not limited to, U.S. Patent No. 8,319,020, titled Camelina Sativa Variety `SO-40`, U.S. Patent No. 8,319,021, titled Camelina Sativa Variety `SO-50`, and U.S. Patent No. 8,324,458, titled Camelina Sativa Variety `SO-60,` and (ii) any patent issuing from any patent application now or hereafter owned or filed by SusOils, and all substitions, divisions, continuations, continuations-in-part, reissues, renewals, extensions, refilings, revisions, and reexaminations thereof, and all other patents issuing from patent applications based on, corresponding to, or claiming priority from any of the foregoing.

“Patented Varieties” or “Patented Variety” means any variety of Camelina covered by a claim issued under any of the Patent Rights, and any other variety of Camelina that is owned by and proprietary to SusOils and that SusOils hereafter develops or acquires.

“Supplier” means a farmer, grower or other producer that has been authorized by SusOils to produce SusOils Camelina or is authorized by ProjectCo under this Agreement to produce SusOils Camelina.

“SusOils Camelina” means Camelina seed produced from any of the Patented Varieties.

2.    Licenses.

A.Subject to the terms and conditions of this Agreement, SusOils hereby grants to ProjectCo a non-exclusive, transferable, sublicensable (through multiple tiers), worldwide, fully paid-up, royalty-free license during the Term to (i) contract with Suppliers to grow Patented Varieties for the purpose of producing SusOils Camelina for use at one or more Refineries, (ii) purchase, for the purpose of growing (or having grown) SusOils Camelina, Camelina grain that was produced from the Patented Varieties, and (iii) process SusOils Camelina at one or more Refineries, or to permit third parties to process SusOils Camelina, in order to separate the plant oil and biomass (press cake) and to then further process the plant oil into various biofuels at one or more Refineries and to sell and otherwise exploit such biofuels.

B.SusOils hereby grants to ProjectCo a non-exclusive, irrevocable, transferable, sublicensable (through multiple tiers), worldwide, fully paid-up, royalty-free license under the Patent Rights to make, have made, use, and practice the inventions claimed in such Patent Rights in order to grow (or have grown) SusOil Camelina (including the Patented Varieties) for use at one or more Refineries. For the avoidance of doubt, the foregoing license includes the right to (i) make, have made, use, sell, offer for sale, and import Patented Variety Camelina seeds, to use and have Suppliers and other producers use such seeds to grow Patented Varieties for use at one or more Refineries, (ii) produce or have produced SusOil Camelina grain from the Patented Varieties for use at one or more Refineries, and (iii) process the SusOil Camelina at one or more Refineries, or to permit third parties to process the SusOil Camelina, in order to separate the plant oil and biomass (press cake) and to then further process the plant oil into various biofuels at one or more Refineries and to sell and otherwise exploit such biofuels. ProjectCo agrees to give SusOils ten (10) days prior written notice of any sublicense to be made pursuant to this Section 2.B.

C.SusOils hereby further grants ProjectCo a non-exclusive, transferable, sublicensable (through multiple tiers), worldwide, fully paid-up, royalty-free license to use the name "Sustainable Oils" and the Sustainable Oils logo to identify its biofuel as a product of SusOils Camelina, provided that the name "Sustainable Oils" and the Sustainable Oils logo shall only be used in connection with products that meet current (or higher) specifications for such name and logo. SusOils may, upon reasonable written notice, inspect ProjectCo’s use of the name "Sustainable Oils" and the Sustainable Oils logo to verify that such name and logo are being used in a manner consistent with the terms of this Section 2.C. Except for the limited rights granted to ProjectCo herein, ProjectCo shall not have any rights hereunder to the Patented Varieties or to SusOils’s name and logo, and SusOils is and shall remain the sole owner of the Patented Varieties and name/logo.

D.Within fifteen (15) days following the Effective Date and thereafter on a quarterly basis during the Term (as reasonably requested by ProjectCo), SusOils shall create, maintain and transfer to ProjectCo documentation disclosing all Know-How that is necessary for ProjectCo to exercise the licenses granted pursuant to Section 2.A and

Section 2.B (the “Transferred Know-How”). SusOils hereby grants to ProjectCo a non-exclusive, irrevocable, sublicensable (through multiple tiers), transferable, worldwide, fully paid-up, royalty-free license to reproduce, prepare derivative works of, distribute, publicly perform, publicly display and otherwise use and exploit the Transferred Know-How for purposes of exercising the license rights granted pursuant to Section 2.A and Section 2.B.

E.In order to enable ProjectCo and its customers to contract directly with Suppliers to grow Patented Variety Camelina seeds, SusOils agrees to sell the Camelina certified seed to ProjectCo in sufficient quantities to meet ProjectCo’s needs and at the lowest then current market price of Patented Variety certified seeds. Such market price for Camelina certified seed shall be determined in good faith by the Parties and shall be the lowest price that SusOils charges farmers and other growers for Patented Variety certified seeds.

3.     Limited Priority/Exclusivity. The Parties acknowlege that the license agreement entered into between SusOils and ProjectCo, effective as of May 4, 2020, has been modified to accommodate the rights under this Agreement.

4.    Payments. ProjectCo will pay to SusOils the amounts set out in Exhibit A attached hereto based on the payment schedule set out therein.

5.    Event of Default. This Agreement may be terminated by a non-defaulting Party, upon notice to the defaulting Party, if one or more of the following events have occurred and remain uncured within the specified time period:

A.The other Party (i) defaults in any material respect, in the performance or observance of any material term, covenant or agreement contained in this Agreement (other than a default relating to any payment obligation or any default for which a sole and exclusive remedy is provided in this Agreement), (ii) such default has a material adverse impact on the non-defaulting Party and (iii) such default, to the extent curable, is not cured within ninety (90) days following receipt by the defaulting Party of written notice of such default from the non-defaulting Party or, if the defaulting Party fails to commence and diligently pursue a cure to completion in such period of time as reasonably needed by the defaulting Party to complete such cure.

B.The other Party fails to pay any amount owed hereunder on the due date for such payment, except for any amounts being disputed in good faith, and such amount remains unpaid for ninety (90) days following receipt by such Party of written notice from the non-defaulting Party of such failure to pay.

6.    Research and Development. During the Term, SusOils may continue to research and develop varieties of Camelina, which such research and development may be conducted by SusOils or by third parties on behalf of SusOils (including academic institutions that cooperate with SusOils in such research, or are funded by SusOils). Any improved varieties of Camelina developed by, or on behalf of, SusOils, whether or not such improved varieties have been patented, shall constitute Patented Varieties and shall be covered by this Agreement. SusOils agrees to provide ProjectCo’s designated Suppliers with any improved varieties of Camelina if and when such improved varieties are developed and become available for commercial use.

7.     Right to Audit. Each Party, or its independent auditor, may examine and audit the other Party’s books and records to confirm the other Party’s compliance with this Agreement. Any audit will be conducted during regular business hours at the other Party’s offices, and will not interfere unreasonably with the other Party’s business activities. Audits will be made no more frequently than once annually. Any audit request shall be in writing delivered no less than ten (10) days prior to the audit date(s), and shall identify the Party’s audit representatives who will effect the audit.

8.     Representations and Warranties. SusOils represents and warrants to ProjectCo that (i) it is not currently a party in any legal proceeding in which a third party has alleged that any of the Patent Rights or Patented Varieties infringe the intellectual property rights of a third party, (ii) it has not received a written claim or notice from a third party asserting that any of the Patent Rights or the Patented Variety infringe the intellectual property rights of a third party and (iii) it is a subsidiary of Global Clean Energy Holdings, Inc.

9.    Disclaimers.

EXCEPT AS MAY OTHERWISE BE EXPRESSLY SET FORTH IN THIS AGREEMENT, EACH PARTY EXPRESSLY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. EXCEPT AS SET FORTH IN SECTION 10, NO REPRESENTATIONS OR WARRANTIES ARE MADE BY EITHER PARTY THAT THE ACTIVITIES CONTEMPLATED BY THIS AGREEMENT WILL NOT INFRINGE ANY PATENT OR OTHER INTELLECTUAL PROPERTY RIGHTS. WITHOUT LIMITING THE FOREGOING, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY REGARDING THE OUTCOME, SAFETY OR USEFULNESS OF THE ACTIVITIES CONTEMPLATED BY THIS AGREEMENT. NEITHER PARTY WARRANTS THAT THE USE OF THE MATERIALS IS SAFE OR WITHOUT HAZARD.

10.    Term and Termination. The term of this Agreement shall commence as of the Effective Date and continue until this Agreement is terminated pursuant to Section 5 or this Section 10 (the “Term”); provided that the license to each Patent Right granted pursuant to Section 2 will terminate as of the earlier of (a) the end of the Term and (b) the date that such Patent Right has expired, been abandoned or been ruled invalid or unenforceable in a final, non-appealable decision by a court of competent jurisdiction. At the convenience and sole discretion of ProjectCo, this Agreement may be terminated at any time prior to the end of the Term upon 120 days’ prior written notice to SusOils and payment by

ProjectCo of all undisputed amounts due to SusOils through the effective date of such termination. Sections 6, 9, 11, 18, 19, 20, 21 and 22 shall survive any expiration or termination of this Agreement. Notwithstanding anything to the contrary herein, neither Party may terminate this Agreement without the prior written consent of the Administrative Agent.

11.     Confidentiality. All Confidential Information of either Party will be treated as strictly confidential by the other Party and will not be disclosed to any third party nor used without the written permission of such Party, provided that each Party may use and disclose Confidential Information of the other Party as is reasonably necessary to exercise the receiving Party’s rights (including, in the case of ProjectCo, to Suppliers as required to exploit the corresponding technology licensed hereunder and fully exercise the license rights granted to ProjectCo hereunder), or to perform the receiving Party’s obligations hereunder. Each Party retains ownership of its own Confidential Information. However, this Agreement shall not restrict the use or dissemination of any information which:

(a)is in the public domain or becomes public information or is generally available to the public other than by an unauthorized act or omission of the receiving Party or any of its Affiliates;

(b)is received by a Party or its Affiliates from a third party who is in rightful possession of such information and has the legal right to make such a disclosure without any obligation of confidentiality to the other Party;

(c)the Party or its Affiliates can show the Confidential Information was in its possession prior to the time of the disclosure hereunder and that such information was acquired legally;

(d)is independently discovered or developed by a Party or its Affiliates without access to or the use of the other Party’s Confidential Information, as can be documented by written records;

(e)a Party is required to disclose pursuant to a subpoena, court order, or other requirement of law, including the rules and regulations of the Securities and Exchange Commission (but only to the extent it is required to disclose), provided that the Party, promptly after learning of such obligation and prior to disclosure and if lawfully possible, notifies the other Party of such disclosure obligation and reasonable cooperates with the other Party in limiting the scope of such disclosure; or

(f)in the case of Confidential Information of SusOils, ProjectCo or its Affiliates are required to disclose to their current or future lenders and capital providers.

12.    Bankruptcy.

(a)All rights and licenses granted under or pursuant to this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of Title 11, U.S. Code (the “Bankruptcy Code”), licenses of rights to “intellectual property” as defined in the Bankruptcy Code. The Parties agree that the licensee of such rights under this Agreement will retain and may fully exercise all of its protections, rights, and elections under the Bankruptcy Code and any similar laws in any country other than the U.S.

(b)Without limiting the Parties’ rights under Section 365(n) of Title 11, if a case under Title 11 is commenced by or against SusOils, ProjectCo shall be entitled to a copy of any and all Transferred Know-How, and the same, if not in the possession of ProjectCo, shall be promptly delivered to ProjectCo (i) before this Agreement is rejected by or on behalf of SusOils, within ten (10) days after ProjectCo’s written request, unless SusOils, or its trustee or receiver, elects to continue to perform all of its obligations under this Agreement, or (ii) after any rejection of this Agreement by or on behalf of ProjectCo, as applicable, if not previously delivered as provided under clause (i) above.

(c)All rights of the Parties under this Section 12 and under Section 365(n) of Title 11 are in addition to and not in substitution of any and all other rights, powers, and remedies that each Party may have under this Agreement, Title 11, and any other applicable laws. ProjectCo shall have the right to perform the obligations of SusOils hereunder, but neither such provision nor such performance by such Party shall release SusOils from any such obligation or liability for failing to perform them.

(d)The Parties agree that they intend the foregoing rights to extend to the maximum extent permitted by applicable law and any provisions of applicable contracts with third parties, including for purposes of Title 11, (i) the right of access to any Transferred Know-How (including any such Transferred Know-How held by any third party with whom SusOils contracts to perform an obligation of SusOils under this Agreement, and, in the case of the third party, which is necessary to exercise the license rights granted in Section 2.A and Section 2.B; and (ii) the right to contract directly with any third party described in (i) in this sentence to exercise the license rights granted in Section 2.A and Section 2.B.

13.     Severability. If any provision of this Agreement is held by any competent authority to be invalid or unenforceable in whole or in part, this Agreement shall continue to be valid as to the other provisions thereof and the remainder of the affected provision; provided that if the absence of such provision causes a material adverse change in either the risks or benefits of this Agreement to any Party, the Parties shall negotiate in good faith a commercially reasonable substitute or replacement for the invalid or unenforceable provision.

14.     No Partnership. Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, employment, or joint venture relationship between or among the Parties. This Agreement imposes no obligation on any Party to purchase, sell, license, transfer or otherwise dispose of any technology, services or products except as explicitly set forth herein. All activities by the Parties hereunder shall be performed as independent parties.

15.     Interpretation. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof. No variation, amendment, modification or supplement to this Agreement shall be valid or binding upon the Parties unless made in writing and signed by an authorized representative of each Party. The failure of any Party at any time or times to require performance of any provisions of this Agreement shall in no manner affect its right to enforce such provision at a later time.

16.     Assignability. ProjectCo may freely assign and transfer this Agreement and the rights granted hereunder without SusOils’ consent; provided that such assignment and transfer by ProjectCo shall only be permitted with the prior written consent of the Administrative Agent and upon written notice to SusOils. Except as provided in this Section 16, SusOils may not assign or otherwise transfer this Agreement except upon the express written consent of ProjectCo. Any such attempted assignment or transfer in violation of this Section 16 shall be null and void. Notwithstanding the foregoing, SusOils shall have the right, without the consent of ProjectCo, to assign this Agreement to any purchaser of all or substantially all of the assets in the line of business to which this Agreement pertains, or to any successor entity that results from reincorporation, conversion, merger or consolidation of SusOils with or into such purchaser or such entity.

For greater certainty and without limiting the generality of the foregoing: (A) without the prior written consent of SusOils, the ProjectCo shall have the right to assign or otherwise transfer this Agreement and its rights herein to any Affiliate that owns a Facility; and (B) ProjectCo, without the prior written consent of SusOils, shall have the right to make a collateral assignment of all of their respective right, title and interest in, to and under this Agreement to Orion Energy Partners TP Agent, LLC, in its capacity as collateral agent for each lender and the other secured parties referred to in the Credit Agreement (it being agreed that such collateral assignment shall not require any advance notice to SusOils, except as may be required pursuant to the Credit Agreement).

    Upon any assignment or transfer pursuant to this Section 16, the rights and obligations under this Agreement shall be binding upon and inure to the benefit of said purchaser, assignee or successor in interest.

17.     Authority. Each Party represents and warrants to the other that it has the legal power and right to enter into this Agreement and to perform its respective obligations set forth herein. This Agreement may be executed in multiple counterparts, which together shall constitute one agreement. Signatures received electronically (by fax, PDF or DocuSign) shall be considered original signatures.

18.    Notices. All notices and other communications under this Agreement will be in writing and will be given by personal or courier delivery or first class mail, certified or registered with return receipt requested, and will be deemed to have been duly given upon receipt if personally delivered or delivered by courier or three (3) business days after mailing if mailed, to the addresses of SusOils and ProjectCo set out on the first page of this Agreement (as updated by the applicable Party in writing from time to time).

19.     Arbitration; Venue. Any dispute, controversy or claim between the Parties arising out of or in connection with this Agreement (or related or subsequent agreements or amendments thereto), in particular (but not limited) as to its conclusion, existence, validity, interpretation, performance or non-performance, breach, termination the assessment of damages including claims in tort, whether arising before or after the termination of this Agreement, shall be referred to and finally determined by a single arbitrator appointed in accordance with the Commercial Arbitration Rules of the American Arbitration Association (including, in all cases, the Procedures for Large, Complex Commercial Disputes and the Expedited Procedures), with the exclusive venue located in New York, New York.

20.     Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, except that the federal laws of the United States of America shall apply to questions regarding the validity or infringement or enforceability of United States Federal patent and trademark rights relating in any way to this Agreement or the subject matter of this Agreement.

21.     Attorneys Fees. In the event there is a default under this Agreement and it becomes reasonably necessary for any party to employ the services of any attorney, either to enforce or terminate this Agreement, with or without arbitration, the losing party or parties to the controversy arising out of the default shall pay to the successful party or parties reasonable attorney’s fees and, in addition, such costs and expenses as are incurred in enforcing or in terminating this Agreement.

22.    Release. IN ORDER TO INDUCE THE ADMINISTRATIVE AGENT AND THE LENDERS TO EXTEND CREDIT TO BKRF, EACH OF SUSOILS AND ITS RESPECTIVE SUCCESSORS-IN-TITLE AND ASSIGNEES AND, TO THE EXTENT THE SAME IS CLAIMED BY RIGHT OF, THROUGH OR UNDER SUSOILS, FOR ITS RESPECTIVE PAST, PRESENT AND FUTURE EMPLOYEES, AGENTS, REPRESENTATIVES, OFFICERS, DIRECTORS, SHAREHOLDERS, MEMBERS, MANAGERS, AND TRUSTEES (EACH, A “RELEASING PARTY,” AND COLLECTIVELY, THE “RELEASING PARTIES”), DOES HEREBY REMISE, RELEASE AND DISCHARGE, AND SHALL BE DEEMED TO HAVE FOREVER REMISED, RELEASED AND DISCHARGED, THE ADMINISTRATIVE AGENT AND EACH OF THE LENDERS, AND THE ADMINISTRATIVE AGENT’S AND EACH LENDER’S RESPECTIVE SUCCESSORS-IN-TITLE, LEGAL REPRESENTATIVES AND ASSIGNEES, PAST, PRESENT AND FUTURE

OFFICERS, DIRECTORS, AFFILIATES, SHAREHOLDERS, MEMBERS, MANAGERS, TRUSTEES, AGENTS, EMPLOYEES, BOARD OBSERVERS, CONSULTANTS, EXPERTS, ADVISORS, ATTORNEYS AND OTHER PROFESSIONALS AND ALL OTHER PERSONS AND ENTITIES TO WHOM ANY OF THE FOREGOING WOULD BE LIABLE IF SUCH PERSONS OR ENTITIES WERE FOUND TO BE LIABLE TO ANY RELEASING PARTY, OR ANY OF THEM (COLLECTIVELY HEREINAFTER, THE “RELEASED PARTIES”), FROM ANY AND ALL MANNER OF ACTION AND ACTIONS, CAUSE AND CAUSES OF ACTION, CLAIMS, CHARGES, DEMANDS, COUNTERCLAIMS, OFFSET RIGHTS, RIGHTS OF RECOUPMENT, DEFENSES, SUITS, DEBTS, DUES, SUMS OF MONEY, ACCOUNTS, RECKONINGS, BONDS, BILLS, SPECIALTIES, COVENANTS, CONTRACTS, CONTROVERSIES, DAMAGES, JUDGMENTS, EXPENSES, EXECUTIONS, LIENS, CLAIMS OF LIENS, CLAIMS OF COSTS, PENALTIES, ATTORNEYS’ FEES, OR ANY OTHER COMPENSATION, RECOVERY OR RELIEF ON ACCOUNT OF ANY LIABILITY, OBLIGATION, DEMAND OR CAUSE OF ACTION OF WHATEVER NATURE, WHETHER IN LAW, EQUITY OR OTHERWISE (INCLUDING, WITHOUT LIMITATION, ANY SO CALLED “LENDER LIABILITY” CLAIMS, INTEREST OR OTHER CARRYING COSTS, PENALTIES, LEGAL, ACCOUNTING AND OTHER PROFESSIONAL FEES AND EXPENSES AND INCIDENTAL, CONSEQUENTIAL AND PUNITIVE DAMAGES PAYABLE TO THIRD PARTIES, OR ANY CLAIMS FOR AVOIDANCE OR RECOVERY UNDER ANY OTHER FEDERAL, STATE OR FOREIGN LAW EQUIVALENT), WHETHER KNOWN OR UNKNOWN, FIXED OR CONTINGENT, JOINT AND/OR SEVERAL, SECURED OR UNSECURED, DUE OR NOT DUE, PRIMARY OR SECONDARY, LIQUIDATED OR UNLIQUIDATED, CONTRACTUAL OR TORTIOUS, DIRECT, INDIRECT, OR DERIVATIVE, ASSERTED OR UNASSERTED, FORESEEN OR UNFORESEEN, SUSPECTED OR UNSUSPECTED, NOW EXISTING, HERETOFORE EXISTING OR WHICH MAY HERETOFORE ACCRUE AGAINST ANY OF THE RELEASED PARTIES SOLELY IN THEIR CAPACITIES AS SUCH UNDER THE FINANCING DOCUMENTS (AS DEFINED IN THE CREDIT AGREEMENT), WHETHER HELD IN A PERSONAL OR REPRESENTATIVE CAPACITY, AND WHICH ARE BASED ON ANY ACT, FACT, EVENT OR OMISSION OR OTHER MATTER, CAUSE OR THING OCCURRING AT OR FROM ANY TIME PRIOR TO AND INCLUDING THE DATE HEREOF IN ANY WAY, DIRECTLY OR INDIRECTLY ARISING OUT OF, CONNECTED WITH OR RELATING TO THE CREDIT AGREEMENT OR ANY OTHER FINANCING DOCUMENT (AS DEFINED IN THE CREDIT AGREEMENT) AND THE TRANSACTIONS CONTEMPLATED THEREBY AND HEREBY, AND ALL OTHER AGREEMENTS, CERTIFICATES, INSTRUMENTS AND OTHER DOCUMENTS AND STATEMENTS (WHETHER WRITTEN OR ORAL) RELATED TO ANY OF THE FOREGOING (EACH, A “CLAIM,” AND COLLECTIVELY, THE “CLAIMS”), IN EACH CASE, EXCLUDING ANY CLAIM TO THE EXTENT SUCH CLAIM AROSE OUT OF, OR WAS CAUSED BY, THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF, OR MATERIAL BREACH OF THE CREDIT AGREEMENT OR ANY OTHER FINANCING DOCUMENT (AS

DEFINED IN THE CREDIT AGREEMENT) BY, SUCH RELEASED PARTIES. EACH RELEASING PARTY FURTHER STIPULATES AND AGREES WITH RESPECT TO ALL SUCH CLAIMS, THAT IT HEREBY WAIVES ANY AND ALL PROVISIONS, RIGHTS, AND BENEFITS CONFERRED BY ANY LAW OF ANY STATE OF THE UNITED STATES.

23.     Third Party Beneficiaries. The Parties expressly agree and acknowledge that the Administrative Agent (and its respective successors and assigns) shall be an intended third party beneficiary of Sections 10 and 16, and such Administrative Agent shall be entitled to assert any claims and enforce such provisions in law or in equity the same as it were party hereto.

[Signature Page to Follow]

Accepted and agreed to and made effective as of the Effective Date,

SUSTAINABLE OILS, INC.:

By:         ______________________________
Name:
Title:

BAKERSFIELD RENEWABLE FUELS, LLC:

By:         ______________________________
Name:
Title:

[Signature Page to License Agreement]

Exhibit A

Payment Schedule

Payment Date	Payment Amount
April 9, 2024	$2,500,000